Exhibit 99.1

Press Release

Contact:	Raymond J. Pacini
	Chief Executive Officer	March 31, 2009
(949) 250-7781

CALC Subsidiaries Complete Transaction to Eliminate $28.7 Million of Project Debt

-               CALC also extends maturity date of its senior secured revolving loan

IRVINE, California — California Coastal Communities, Inc. (NASDAQ:CALC) announced that on March 31, 2009 two of its subsidiaries completed a deed-in-lieu transaction with an investor that had acquired the $31.2 million loan from IndyMac Federal Bank related to a subsidiary’s 151-lot project in Corona,  California.  The subsidiary conveyed the remaining 134 finished lots to the investor in exchange for a $28.7 million reduction in the note balance.  The subsidiary retained seven completed homes which secure the remaining note balance of $2.5 million.  Subject to certain conditions, after all seven homes have been sold the guaranty of this debt by a Company subsidiary will be released and any remaining balance on the $2.5 million note will be cancelled.

As a result of this transaction, the Company expects to report an after-tax gain of approximately $12.2 million, or $1.11 per share when it reports its financial results for the first quarter of 2009.

The Company also announced that it has extended the maturity date on its senior secured revolving credit agreement from September 30, 2009 to June 30, 2010.

“The elimination of $28.7 million of project debt and the extension of the maturity date of our revolver represent two more steps towards improving our Company’s financial position.  These steps, along with the September 2008 amendments to our credit agreements and our $25 million sale and leaseback of 17 Brightwater model homes last December, provide the flexibility we need to continue to meet our strategic goals for the Company,” stated Raymond J. Pacini, the Company’s Chief Executive Officer.

December 31, 2008

The Company is a residential land development and homebuilding company operating in Southern California. The Company’s principal subsidiaries are Hearthside Homes, Inc. which is a homebuilding company, and Signal Landmark which owns 110 acres on the Bolsa Chica mesa where sales commenced in August 2007 at the 356-home Brightwater community.  Brightwater represents one of the last opportunities to develop a master planned community on the Southern California coast.  Hearthside Homes has delivered over 2,100 homes to families throughout Southern California since its formation in 1994.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Certain of the foregoing information contain forward-looking statements that relate to future events or the Company’s future financial performance.  These statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.  In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of such terms or other comparable terminology.  These forward-looking statements include, but are not limited to, statements about the Company’s business, financial and operating plans, objectives, goals, expectations and intentions; the Company’s residential development plans; and any other statements contained herein that are not historical facts.

Forward-looking statements are based on current expectations or beliefs regarding future events or circumstances, and you should not place undue reliance on these statements.  Such statements involve known and unknown risks, uncertainties, assumptions and other factors — many of which are out of the Company’s control and difficult to forecast — that may cause actual results to differ materially from those that may be described or implied.  Other risks are discussed in the Company’s filings with the Securities and Exchange Commission.

The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements.  The Company nonetheless reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release.  No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

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